Exhibit 10.1

AMENDMENT TO STOCK EXCHANGE AGREEMENT DATED AUGUST 4, 2009

This Amendment Agreement (the "Amendment") is entered into as of May 10, 2012, by and among: (i) ProBenefit S.A. ("ProBenefit"), domiciled at Avenida Corrientes 311, Piso11, of the Autonomous City of Buenos Aires, Republic of Argentina represented by Antonio Eduardo Goitisolo in his capacity as Chairman of the Board, and (ii) Southern Trust Securities Holding Corp., a Florida corporation with principal offices at 145 Almeria Ave., Coral Gables, Florida, USA (hereinafter "STSHC"), represented herein by Robert Escobio, acting in his capacity as Chief Executive Officer (hereinafter, collectively, the "Parties").

The Parties wish to amend that certain Stock Exchange Agreement (the "Agreement") dated August 4, 2009 (the executed Agreement is attached to this Amendment as Exhibit 1) between the Parties as it relates to Section 2 of the Agreement. (All abbreviations used in the Agreement will be the same used in this Amendment). Specifically the following:

1. STSHC will exercise a portion (the "First Exercise Group") of its Put Option as of the date of this Amendment and its remaining shares subject to the Put Option (the "Second Exercise Group") will be available for exercise at any time during the period September 1, 2014 through September 1, 2015 (the "Second Exercise Group Period").

2. It is understood that the number of shares subject to the Put Option has changed from the Agreement amount of 3,918,640 shares of Nexo Emprendimientos S.A. (an Argentine company ("Nexo")), to 5,642,646 shares of Nexo.

3. The First Exercise Group will consist of 2,184,250 shares of Nexo to be repurchased by ProBenefit for the sum of $1,200,000 U.S.Dollars to be paid to STSHC as follows: (i) $100,000 on May 12, 2012, (ii) $400,000 on June 30, 2012, (iii) $200,000 on July 15, 2012, and (iv) $500,000 on October 15, 2012.

4. The Second Exercise Group will consist of 3,458,396 shares of Nexo for an amount payable to STSHC of $1,900,000 U.S. Dollars. The Second Exercise Group may be exercised in whole or part by STSHC at any time during the Second Exercise Period. STSHC will notify ProBenefit of its desire to exercise the Second Exercise Group through the same manner and form as in the Agreement.

5. Any payment by ProBenefit to STSHC as it relates to the Second Exercise Group will be paid to STSHC in ten equal quarterly installments beginning on the date of the exercise.

6. It is understood that the interest of 8% to be accrued on all unpaid amounts due STSHC will cease as of the date of this Amendment.

7. All other terms of the Agreement will remain the same.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

SOUTHERN TRUST SECURITIES HOLDING CORP.

By:	/s/ Robert Escobio
Robert Escobio - Chief Executive Officer

PROBENEFIT S.A.

By:	/s/ Antonio Eduardo Goitisolo
Antonio Eduardo Goitisolo - Chairman of the Board